UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2017, at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Caladrius Biosciences, Inc. (the "Company"), the stockholders voted on and approved the seven proposals listed below. The following is a brief description of each matter voted upon at the Annual Meeting (for a full description of each such matter see the Company's proxy statement), as well as the final voting results with respect to each such matter:

Proposal 1. The stockholders approved the adoption of the interest purchase agreement (the "Purchase Agreement"), dated as of March 16, 2017, by and among the Company., PCT, LLC, a Caladrius Company ("PCT") and Hitachi Chemical Co. America, Ltd. ("Hitachi"), pursuant to which Hitachi will acquire from the Company the 80.1% interest in PCT that it does not own for $75.0 million in cash, subject to adjustment as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 4,951,229 votes for; 155,736 votes against; 102,708 votes abstaining and 2,020,256 broker non-votes.

Proposal 2. The stockholders approved, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with the sale of PCT to Hitachi, including the agreements and understandings pursuant to which such compensation may be paid or become payable. The final voting results with respect to this Proposal were as follows: 3,956,483 votes for; 1,144,194 votes against; 108,996 votes abstaining and 2,020,256 broker non-votes.

Proposal 3. The stockholders approved an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the Purchase Agreement. The final voting results with respect to this Proposal were as follows: 5,032,360 votes for; 123,356 votes against; 53,957 votes abstaining and 2,020,256 broker non-votes.

Proposal 4. The stockholders elected one Class I director, Peter G. Traber, MD, to serve as a director on the Company's Board of Directors until the annual meeting to be held in 2020. The final voting results with respect to this Proposal were as follows: 5,023,589 votes for; 124,898 votes against; 61,186 votes abstaining and 2,020,256 broker non-votes.

Proposal 5. The stockholders approved the adoption of the Company's 2017 Employee Stock Purchase Plan. The final voting with respect to this Proposal were as follows: 4,698,972 votes for; 418,179 votes against; 92,522 votes abstaining and 2,020,256 broker non-votes.

Proposal 6. The stockholders approved, on a non-binding advisory basis, the executive compensation of the Company's named executive officers as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 3,956,871 votes for; 1,148,360 votes against; 104,442 votes abstaining and 2,020,256 broker non-votes.

Proposal 7. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The final voting results with respect to this Proposal were as follows: 7,087,013 votes for; 66,517 votes against and 76,399 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	President and Chief Executive Officer

Dated:    May 17, 2017